EXHIBIT 10.11
SUBSCRIPTION AGREEMENT
     This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 16, 2007, is between CPM HOLDINGS, INC., a Delaware corporation (the “Company”), and the individual named on Schedule 1 hereto (“Purchaser”).
     The Company and Purchaser desire to enter into an agreement pursuant to which Purchaser shall purchase, and the Company shall sell, the number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), set forth on Schedule 1. Such shares of Common Stock, together with all shares of the Company’s capital stock hereafter acquired by Purchaser are sometimes collectively referred to herein as “Purchaser Stock.”
     GGEP/CPM Holdings, LLC, a Delaware limited liability company (“Holdings”), is a party to this Agreement solely with respect to Sections 5 and 7, and in no event shall Holdings or its affiliates, transferees, successors and assigns be deemed to be a guarantor of, or an obligor with respect to, any of the obligations of the Company set forth herein. Notwithstanding the foregoing, Holdings and its affiliates, transferees, successors and assigns shall be deemed to be intended third-party beneficiaries of this entire Agreement. Holdings and its affiliates, transferees, successors and assigns are sometimes collectively referred to herein as the “Investors” (provided that no Person (as defined below) shall qualify as an Investor unless so designated by Holdings).
     Definitions of certain capitalized terms used in this Agreement are set forth in Section 12.
     The parties hereto agree as follows:
     1. Purchase and Sale of Purchaser Stock.
     (a) The Closing. The closing of the purchase and sale of the Purchaser Stock (the “Closing”) shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, located at 1675 Broadway, New York, New York 10019, on August 16, 2007 or at such other place or at such other time as may be agreeable to the parties (the “Closing Date”). At the Closing, Purchaser shall purchase, and the Company shall sell, the number of shares of Common Stock set forth on Schedule 1 for the aggregate purchase price set forth on Schedule 1. At the Closing, the Company shall deliver to Purchaser a certificate or certificates representing the number of shares of Common Stock set forth on Schedule 1. At the Closing, Purchaser shall pay the Company an amount in cash equal to the purchase price for the Common Stock set forth on Schedule 1 hereto.
     (b) Representations of Purchaser. In connection with the purchase and sale of the Purchaser Stock hereunder, Purchaser hereby represents and warrants to the Company that:
     (i) The Purchaser Stock shall be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Purchaser Stock shall not be disposed of in contravention of the Securities Act, or any applicable state securities laws.

     (ii) Purchaser (a) is an “accredited investor” as defined in Rule 501(a) under the Securities Act or (b) by reason of Purchaser’s business and financial experience, and the business and financial experience of those retained by Purchaser to advise Purchaser with respect to Purchaser’s investment in the Purchaser Stock being purchased hereunder, Purchaser, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the risks and benefits of the investment in the Purchaser Stock.
     (iii) Purchaser is able to bear the economic risk of the investment in the Purchaser Stock being purchased hereunder, including the complete loss of such investment in the Purchaser Stock to be purchased by the Purchaser hereunder, for an indefinite period of time because the Purchaser Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
     (iv) Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Purchaser Stock hereunder and has had full access to such other information concerning the Company as Purchaser has requested.
     (v) This Agreement constitutes, when executed and delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. The execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.
     (c) Purchaser Acknowledgement. As an inducement to the Company to issue Purchaser Stock to Purchaser, and as a condition thereto, Purchaser acknowledges and agrees that:
     (i) neither the issuance of the Purchaser Stock to Purchaser nor any provision contained herein shall entitle Purchaser to remain an employee or consultant of the Company or affect the right of the Company to terminate Purchaser’s employment or consulting relationship at any time for any reason; and
     (ii) the Company shall have no duty or obligation (other than those duties and obligations to all stockholders as required under applicable law) to disclose to Purchaser, and Purchaser shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the repurchase of Purchaser Stock upon the termination of Purchaser’s employment or consulting relationship with the Company or as otherwise provided hereunder.

     (d) Representations and Warranties of the Company. In connection with the purchase and sale of Purchaser Stock hereunder, the Company hereby represents and warrants to Purchaser that;
     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
     (ii) The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.
     (iii) Any shares of the Company’s capital stock acquired hereunder shall, upon payment of the purchase price therefor by Purchaser as provided herein, be fully paid and nonassessable.
     (iv) The Company has heretofore delivered to Purchaser a true and correct copy of the Company’s certificate of incorporation and bylaws, each as amended to date. As of the date hereof, without giving effect to (x) the issuance and sale by the Company of the Purchaser Stock to Purchaser hereunder and (y) the issuances and sales by the Company of shares of Common Stock to certain other purchasers on the date hereof, (x) 876,875 shares of the Company’s Common Stock are issued and outstanding, (y) 45,000 shares of Company’s Restricted Common Stock are issued and outstanding and (z) options to purchase 84,000 shares of the Company’s Common Stock are issued and outstanding.
     (v) The Company has heretofore furnished to Purchaser its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended May 31, 2007. Such financial statements present fairly the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of May 31, 2007 and for the month ended May 31, 2007.
     2. Restrictions on Transfer.
     (a) Transfer of Purchaser Stock. Prior to the consummation of a Qualified Public Offering, Purchaser shall not, directly or indirectly, sell, assign, pledge, offer or otherwise transfer or encumber or enter into any agreement to sell, assign, pledge, offer or transfer any interest in (a “Transfer”) any Purchaser Stock or any shares of the Company’s capital stock received by Purchaser either pursuant to any incentive plan adopted by the Company’s Board of Directors or as a result of stock splits, stock dividends, recapitalization or similar events, except pursuant to the provisions of Sections 5 or 6 hereof or pursuant to the provisions of subsections 3(b) (collectively, “Exempt Transfers”). No Transfer of any such Purchaser Stock in violation of this Section 2 shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.
     (b) Certain Permitted Transfers. The restrictions contained in this Section 2 shall not apply with respect to Transfers of Purchaser Stock (i) pursuant to applicable laws of descent and distribution, and (ii) among Purchaser’s Family Group; provided that the restrictions contained in this Section 2 shall continue to be applicable to the Purchaser Stock after any such Transfer and the transferees of such Purchaser must agree in writing to be bound by the provisions of this Agreement prior to any such Transfer. Prior to making any Transfer of Purchaser Stock pursuant to this subsection 2(b), Purchaser, Purchaser’s Family Group or Purchaser’s estate shall deliver a written notice (the “Transfer Notice”) to the Company. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed Transfer.
     (c) Continuation of Restrictions. The restrictions on the Transfer of Purchaser Stock set forth in this Section 2 shall continue with respect to all Purchaser Stock following any Transfer thereof other than a Transfer to the Company.
     3. Additional Restrictions on Transfer.
     (a) Legend. The certificates representing the Purchaser Stock sold to Purchaser hereunder, shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT BETWEEN CPM HOLDINGS, INC. AND THE PURCHASER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT.
     (b) Opinion of Counsel. No holder of Purchaser Stock may Transfer any Purchaser Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company (if requested) an opinion of counsel reasonably satisfactory to, and acceptable in form and substance to, the Company, that registration under the Securities Act is not required in connection with such Transfer.
     (c) Holdback. Each holder of Purchaser Stock agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten registration of securities of the Company or its Subsidiaries, except as part of such underwritten registration if otherwise permitted or as may be agreed to by the underwriters of such registered securities.
     4. Definition of Purchaser Stock. For all purposes of this Agreement, Purchaser Stock shall continue to be Purchaser Stock in the hands of any holder other than Purchaser, and each such other holder of Purchaser Stock shall succeed to all rights and obligations attributable to Purchaser as a holder of Purchaser Stock hereunder. Purchaser Stock shall also include (a) shares of the Company’s capital stock issued with respect to shares of Purchaser Stock by way of a stock split, stock dividend, merger, consolidation, reorganization or other recapitalization, and (b) shares of the Company’s capital stock issued upon conversion or exchange of any of the Purchaser Stock. Notwithstanding the foregoing, shares of Purchaser Stock shall cease to be Purchaser Stock and shall no longer be subject to the limitations and restrictions contained herein, when such shares have been acquired by the Company or when acquired by any purchaser pursuant to (i) an offering registered with the Securities and Exchange Commission, a transaction under Rule 144 or similar rule then in effect under the Securities Act which transaction complies with the provisions of Section 3, or (iii) a Company Sale.
     5. Drag-Along Right. If at any time any of the Investors holding in the aggregate a majority of the Fully Diluted Shares, proposes to sell 35% or more of the Fully Diluted Shares (a “Disposition”), it or they may require the holders of Purchaser Stock to sell the same proportion and type of their Purchaser Stock as such Investors are selling of their securities by setting forth such requirement in a notice to Purchaser setting forth in reasonable detail the terms of the Disposition. In such event, the holders of Purchaser Stock shall vote for, consent to and not raise any objections against such Disposition. The holders of Purchaser Stock shall take all necessary and reasonably desirable actions in connection with the consummation of the Disposition, and shall be entitled to participate in such Disposition on the same terms and conditions as other holders of the Company’s capital stock or interests in any of the Company’s debt instruments (including, without limitation, such Investor and/or such Affiliates) and to receive the same consideration with respect to the Purchaser Stock as received by other holders of the Company’s capital stock or interests in any of the Company’s debt instruments (including, without limitation, such Investor and/or such Affiliate). Notwithstanding anything to the contrary set forth herein, Purchaser shall not be obligated in connection with any such Disposition to agree to indemnify the purchaser thereunder in an amount in excess of the proceeds received or to be received by Purchaser in such Disposition. Without limiting the generality of the foregoing:
     (a) Sale of Stock. If the Disposition is structured as a sale of shares of the Company’s capital stock, the holders of Purchaser Stock shall agree to sell to the purchaser or purchasers of such capital stock all shares of Purchaser Stock and all other capital stock that such holder is required to sell pursuant to the preceding paragraph, on the same terms and conditions as such Investor is selling its or their shares of the Company’s capital stock.
     (b) Merger, etc. If the Disposition is in the form of a merger, consolidation or other reorganization, the holders of Purchaser Stock shall (i) tender all shares of Purchaser Stock and other capital stock held by each holder in connection with such merger, consolidation or other reorganization on the same terms and conditions as such Investor and/or its Affiliates and

(ii) vote in favor thereof and waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or other reorganization.
     (c) Sale of Assets. If at any time an offer is made to acquire substantially all of the assets of the Company or the Company which offer must be approved by a resolution of the Company’s stockholders, each holder of Purchaser Stock shall vote all of the Purchaser Stock held by it, in respect of such offer, in the same manner as the Company’s capital stock held by the Investors is voted.
     (d) Company Sale; Liquidation, Dissolution or Winding Up. In the event the Investors vote in favor of a Company Sale or a complete liquidation, dissolution or winding up of the Company and/or its Subsidiaries, each holder of Purchaser Stock shall vote all of the Purchaser Stock held by such holder in favor thereof and shall consent to and raise no objections to such action, and as applicable, waive any dissenters rights, appraisal rights of similar rights with respect thereto.
     (e) Assignment of Rights and Obligations. At any time, the Investors may assign any of their rights and obligations under this Section 5 in whole or in part to any third party.
     6. Registration Rights.
     (a) Piggy-back Registration Rights. If any of the shares of the Company’s capital stock are registered under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), or any similar federal law then in force, then, subject to the limitations set forth in subsection 6(b) below, the holders of Purchaser Stock shall be entitled to the registration of the same type and class of their shares of the Company’s capital stock with the Company bearing the registration expenses in connection therewith (exclusive of underwriting discounts and commissions).
     (b) Limitation on Registration Rights. If the managing underwriters in connection with such registration advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration shares of the Company’s capital stock requested to be included therein by the Company, any other Person who has registration rights, and such additional shares of the Company’s capital stock requested to be included in such registration, including any Purchaser Stock, pro rata among all holders of such shares of the Company’s capital stock on the basis of the number of shares owned by each such holder; provided, however, that if such managing underwriters advise the Company that the allocations in the immediately preceding sentence would have an adverse impact on the proposed sale of securities, the Company shall include in such registration (i) first, any shares of the Company’s capital stock requested to be included therein by the Company and any other Person who has registration rights (other than any parties, including Purchaser, exercising piggy-back registration rights), (ii) second, consistent with the other provisions of this subsection 6(b), such additional shares of the Company’s capital stock requested to be included in such registration, including any Purchaser Stock, pro rata among all holders of such shares of the Company’s capital stock on the basis of the number of shares owned by each such holder.

     (c) The Company shall not be obligated to effect any registration under this Section 6 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.
     (d) Future Registration Rights. Notwithstanding anything to the contrary contained herein, the Purchaser hereby acknowledges and agrees that the Company shall at all times have the right to grant registration rights to any Person that are equal to, having priority over or that are more favorable than those contained herein.
     7. Agreement to Vote Shares of Purchaser Stock.
     (a) Purchaser hereby agrees to vote all shares of Purchaser Stock and all other shares of capital stock of the Company owned or held of record by Purchaser at any annual meeting or special meeting of the stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of the Company (the “Board of Directors”) those individuals designated by the Investors (the “Investor Directors”).
     (b) Purchaser will vote all shares of Purchaser Stock and all other shares of capital stock of the Company owned or held of record by Purchaser and take all necessary or desirable actions (in his or her capacity as a stockholder of the Company) as are reasonably requested to prevent the removal, without cause, of the Investor Directors without the prior written consent of the Investors.
     (c) In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, Purchaser hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Investors.
     8. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Purchaser Stock, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Purchaser Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.
     9. Termination. This Agreement shall terminate and shall thereafter have no further force or effect and shall not be binding on any party hereto on the earlier of (i) a Company Sale, and (ii) the tenth anniversary of the Closing Date.
     10. Definitions. The following terms are defined as follows:
     “Affiliate” with respect to any Person, means any other Person who, either directly or through one or more intermediaries, Controls, is Controlled by or under common Control with such first Person.

     “Company Sale” means (i) a merger or consolidation of the Company with any other person or entity (other than a wholly-owned subsidiary of the Company) other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction); (ii) the sale of 50% or more of the voting securities of the Company in a single transaction or a series of related transactions; or (iii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.
     “Control” (including, with correlative meaning, all conjugations thereof) as used in this Agreement means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.
     “Family Group” means, with respect to the Purchaser, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Purchaser’s household (other than a tenant or employee), a trust in which these persons (or the Purchaser) control the management of assets, and any other entity in which these persons (or the Purchaser) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Board of Directors of the Company after taking into account any state or federal tax or securities laws applicable to such shares. In such case, the transferee or other recipient shall receive and hold the shares of Purchaser Stock so Transferred subject to the provisions of this Agreement, and there shall be no further Transfer of such shares except in accordance with the terms of this Section.
     “Fully Diluted Shares” means, as of any date, the number of shares of Common Stock outstanding as of such date plus the aggregate number of shares of Restricted Stock and Common Stock issuable upon the exercise of all outstanding options, warrants and rights to acquire shares of Common Stock (including outstanding stock options which are not then exercisable) and the aggregate number of shares of Common Stock issuable upon the conversion of all outstanding securities that are convertible into shares of Common Stock.
     “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department agency or political subdivision thereof.

     “Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.
     “Qualified Public Offering” means the sale, in an underwritten public offering, registered under the Securities Act, of shares of the Company’s Common Stock, which results either in (a) aggregate gross proceeds from such sale (before underwriters’ discounts and selling commissions) greater than or equal to $25,000,000, or (b) the sale of a number of shares of Common Stock in such offering which, after giving effect to the consummation of the sale, constitute at least 30% of the Fully Diluted Shares then outstanding.
     “Subsidiary” means any corporation of which the Company owns, directly or through one or more Subsidiaries, securities having a majority of the ordinary voting power in electing the board of directors of such corporation.
GENERAL PROVISIONS
     11. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or overnight express courier, or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Notices, demands, and communications to the Company, the Purchaser and the Investors shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:
Notices to the Company:
CPM Holdings, Inc.
c/o Gilbert Global Equity Capital, L.L.C.
590 Madison Ave., 40th Floor
New York, New York 10022
Telephone: 212-702-7980
Telecopy: 212-702-7990
Attn: Richard W. Gaenzle, Jr.
with a copy to:
Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York 10019
Telephone: 212-506-2500
Telecopy: 212-262-1910
Attn: Thomas M. Vitale, Esq.

Notices to the Investors:
GGEP/CPM Holdings, LLC
c/o Gilbert Global Equity Capital, L.L.C.
590 Madison Ave., 40th Floor
New York, New York 10022
Telephone: 212-702-7980
Telecopy: 212-702-7990
Attn: Richard W. Gaenzle, Jr.
with a copy to:
Mayer, Brown, Rowe & Maw LLP
1675 Broadway
New York, New York 10019
Telephone: 212-506-2500
Telecopy: 212-262-1910
Attn: Thomas M. Vitale, Esq.
Notices to Purchaser:
See Address of Purchaser
set forth on Schedule 1
     12. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
     13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.
     14. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     15. Successors and Assigns. To the extent applicable, this Agreement is intended to bind and inure to the benefit of and be enforceable by Purchaser, the Company and the Investors, and their respective successors and assigns, except that Purchaser may not assign any of Purchaser’s rights or obligations hereunder (except as expressly provided herein).
     16. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for preliminary injunctive relief, temporary restraining orders and/or any other temporary equitable remedies in order to enforce or prevent any violations of the provisions of this Agreement.
     17. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of all parties hereto.
     18. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.
     19. Descriptive Headings. The descriptive headings of this Agreement are for reference, purposes only and shall not affect the meaning or interpretation of this Agreement.
     20. APPLICABLE LAW; JURISDICTION; VENUE. THE CORPORATE LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. OTHERWISE THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT RECORD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR TO THE TRANSACTIONS CONTEMPLATED HEREBY (“PROCEEDINGS”), EACH PARTY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY; AND (II) WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.
     21. TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
*      *      *      *      *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CPM HOLDINGS, INC.
By:	/s/ Douglas Ostrich
	Name:	Douglas Ostrich
	Title:	Chief Financial Officer

PURCHASER:
/s/ Ralph Romano
Ralph Romano

WITH RESPECT TO SECTIONS 5 AND 7 ONLY: GGEP/CPM HOLDINGS, LLC
By:	/s/ Richard W. Gaenzle, Jr.
	Name:	Richard W. Gaenzle, Jr.
	Title:	Authorized Signatory